                      SECURITIES AND EXCHANGE COMMISSION


                            Washington, D.C. 20549


                                ______________


                                   FORM 8-K



                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported) FEBRUARY 4, 1997


                             BANCFIRST CORPORATION
                             ---------------------
            (Exact name of registrant as specified in its charter)


          OKLAHOMA                         0-14384              73-1221379
          --------                         -------              ----------
(State or other jurisdiction of     Commission File Number    (I.R.S. Employer
incorporation or organization)                               Identification No.)


   101 NORTH BROADWAY, SUITE 200, OKLAHOMA CITY, OKLAHOMA        73102
   ------------------------------------------------------        -----
             (Address of principal executive offices)          (Zip Code)


       Registrant's telephone number, including area code:  (405)270-1086
                                                            -------------

Item 5.  OTHER EVENTS

On February 4, 1997, the closing of the sale of $25,000,000 of aggregate liquidation amount of 9.65% Capital Securities, Series A (Liquidation Amount $1,000 per Capital Security) (the "Capital Securities") of BFC Capital Trust I (the "Trust") occurred pursuant to the Purchase Agreement dated January 30, 1997, among the Trust, BancFirst Corporation (the "Company"), Bear Stearns & Co., Inc. and Sandler O'Neill & Partners, L.P. The Capital Securities are fully and unconditionally guaranteed by the Company which also sponsored the Trust. The Capital Securities were issued pursuant to the terms of the Amended and Restated Declaration of Trust, dated as of February 4, 1997, relating to the Trust and are guaranteed by the Company under the Guarantee dated as of February 4, 1997. The proceeds from the sale of the Capital Securities were invested in the 9.65% Junior Subordinated Deferrable Interest Debentures, Series A due January 15, 2027 of the Company, which were issued pursuant to an Indenture dated as of February 4, 1997, by and between the Company and the Bank of New York, as trustee.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS.


(A)  EXHIBIT

  EXHIBIT NUMBER         DESCRIPTION OF EXHIBIT
------------------     ---------------------------------------------------------
       4.1               Amended and Restated Declaration of Trust of BFC
                         Capital Trust I dated as of February 4, 1997.

       4.2               Indenture dated as of February 4, 1997.

       4.3 Series A Capital Securities Guarantee Agreement dated as of February 4, 1997.

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



February 26, 1997                            /Randy P. Foraker/
                                             --------------------------------
                                             Randy P. Foraker
                                             Sr. Vice President and Controller

                                 EXHIBIT INDEX

  EXHIBIT NUMBER         DESCRIPTION OF EXHIBIT
------------------     ---------------------------------------------------------
       4.1               Amended and Restated Declaration of Trust of BFC
                         Capital Trust I dated as of February 4, 1997.

       4.2               Indenture dated as of February 4, 1997.

       4.3 Series A Capital Securities Guarantee Agreement dated as of February 4, 1997.